Exhibit 99.1

WOLVERINE WORLD WIDE, INC. 9341 Courtland Drive, Rockford, MI 49351 Phone (616) 866-5500; FAX (616) 866-0257
FOR IMMEDIATE RELEASE
CONTACT: Don Grimes
(616) 863-4404
WOLVERINE WORLD WIDE, INC. REPORTS RECORD
REVENUE AND EARNINGS FOR THE FIRST QUARTER 2011
AND RAISES FULL YEAR GUIDANCE
Revenue Increases 16.1%; EPS Grows 28.6% to $0.72
Rockford, Michigan, April 19, 2011 — Wolverine World Wide, Inc. (NYSE: WWW) today reported that strong consumer demand and accelerated revenue growth across its brand portfolio generated record performance in the first quarter of 2011.
Reported revenue for the first quarter was $330.9 million, an increase of 16.1% versus the prior year. The outstanding revenue performance was broad-based, as all three branded operating groups contributed to the consolidated record result.
Fully diluted earnings were a record $0.72 per share, compared to 2010 adjusted fully diluted earnings of $0.56 per share, an increase of 28.6%. The prior year’s adjusted earnings exclude the impact of restructuring charges and other expenses related to the Company’s strategic restructuring plan that was completed in the second quarter of 2010. Reported fully diluted earnings for the first quarter 2010 were $0.54 per share.
“Wolverine World Wide is off to an outstanding start in 2011,” stated Blake W. Krueger, the Company’s Chairman and Chief Executive Officer. “We experienced strong consumer demand for our products across all geographic regions. Our Outdoor Group, especially the Merrell brand, and the Heritage Group both delivered impressive results during the quarter.
“All of our brands have a rich history and authentic heritage, which is resonating within the global marketplace. Our investments and efforts behind product innovation and design over the past several years are paying dividends and providing us with a sustainable advantage and point of differentiation with consumers. As just one example, the new Merrell Barefoot Collection, introduced at retail just this past February, has exceeded our expectations and is already one of the most successful product launches in the history of the Company. Superb product innovation, coupled with our team’s rigorous and consistent execution of our global business model, has the Company well positioned for future growth.”
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Q1 2011	page 2
Don Grimes, the Company’s Chief Financial Officer, commented, “Our disciplined management of the business during the challenging macroeconomic conditions of the past few years has laid the groundwork for accelerated growth across the brand portfolio. We are balancing continued financial discipline with investments behind our brands that we believe will drive growth and provide excellent returns for our shareholders.”
Highlights for the quarter:
•
Gross margin was 41.6%, slightly above the prior year’s gross margin, adjusted for restructuring and related charges. Benefits from strategic price increases were offset by negative mix and increased product costs during the quarter. Reported gross margin for the first quarter 2010 was 41.3%.

•
First quarter 2011 operating expenses as a percentage of revenue were 26.7%, compared to 27.6% in 2010, adjusted for restructuring and related charges. Operating expenses in the quarter of $88.3 million increased 12.5%, driven by variable costs associated with strong revenue growth and a planned increase in advertising and marketing investments. Reported operating expenses for the first quarter 2010 were $79.1 million.

•
Inventory at the end of the quarter increased $78.2 million, or 45.5%, compared to the prior year and reflects the continued strength of our order backlog, strategic purchases of core product in advance of price increases and the excellent outlook for the balance of the fiscal year.

•	The effective tax rate in the quarter was 28.0%, driven lower primarily by more favorable statutory tax rates in both Canada and the United Kingdom.
•
The Company repurchased approximately 142,000 of its own shares in the quarter for an aggregate cost of $5.1 million. As announced earlier in the quarter, the Company increased its quarterly dividend 9.1%, to $0.12 per share, payable on May 2, 2011 to stockholders of record on April 1, 2011.

Based upon the record first quarter results and continued strong order trends throughout the quarter, the Company is increasing both its revenue and earnings per share guidance for the full fiscal year. For fiscal 2011, the Company is increasing its revenue estimate to a range of $1.380 billion to $1.420 billion, representing growth of 10.5% to 13.7% versus the prior year. The Company is also increasing its fully diluted earnings per share guidance to a range of $2.40 to $2.50, representing growth of 10.6% to 15.2% versus the prior-year adjusted earnings per share (growth of approximately 13.7% to 18.5% versus reported earnings per share).
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Q1 2011	page 3
Krueger concluded, “2011 is off to a fantastic start for the Company and our outlook has never been better. The strength of our leadership team, our steadfast focus on execution and our continued drive to deliver innovative products have positioned the Company for another excellent year.”
The Company will host a conference call at 8:30 a.m. EDT today to discuss these results and current business trends. To listen to the call at the Company’s website, go to www.wolverineworldwide.com, click on “Investor Relations” in the navigation bar, and then click on “Webcasts & Presentations” from the side navigation bar of the “Investor Relations” page. To listen to the webcast, your computer must have a streaming media player, which can be downloaded for free at www.wolverineworldwide.com. In addition, the conference call can be heard at www.streetevents.com. A replay of the call will be available at the Company’s website through May 3, 2011.
With a commitment to service and product excellence, Wolverine World Wide, Inc. is one of the world’s leading marketers of branded casual, active lifestyle, work, outdoor sport and uniform footwear and apparel. The Company’s portfolio of highly recognized brands includes: Bates®, Chaco®, Cushe™, Hush Puppies®, HYTEST®, Merrell®, Sebago® Soft Style® and Wolverine®. The Company also is the exclusive footwear licensee of popular brands including CAT®, Harley-Davidson® and Patagonia®. The Company’s products are carried by leading retailers in the U.S. and globally in more than 190 countries and territories. For additional information, please visit our website, www.wolverineworldwide.com.
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Q1 2011	page 4
This press release contains forward-looking statements. In addition, words such as “estimates,” “anticipates,” “believes,” “forecasts,” “plans,” “predicts,” “projects,” “is likely,” “expects,” “intends,” “should,” “will,” variations of such words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Risk Factors”) that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Risk Factors include, among others: the Company’s ability to successfully develop its brands and businesses; changes in duty structures in countries of import and export including anti-dumping measures and trade defense actions; changes in consumer preferences or spending patterns; cancellation of orders for future delivery, or the failure of the Department of Defense to exercise future purchase options, award new contracts or the cancellation of existing contracts by the Department of Defense or other military purchasers; changes in planned customer demand, re-orders or at-once orders; the availability and pricing of footwear manufacturing capacity; reliance on foreign sourcing; failure of international licensees and distributors to meet sales goals or to make timely payments on amounts owed; disruption of technology systems; regulatory or other changes affecting the supply of materials used in manufacturing; the availability of power, labor and resources in key foreign sourcing countries, including China; the impact of competition and pricing; the impact of changes in the value of foreign currencies; the development of new initiatives; the risks of doing business in developing countries, and politically or economically volatile areas; retail buying patterns; consolidation in the retail sector; changes in economic and market conditions; acts and effects of war and terrorism; weather; and additional factors discussed in the Company’s reports filed with the Securities and Exchange Commission and exhibits thereto. Other Risk Factors exist, and new Risk Factors emerge from time to time that may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Furthermore, the Company undertakes no obligation to update, amend or clarify forward-looking statements.
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WOLVERINE WORLD WIDE, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
($000s, except per share data)

	1st Quarter Ended
	March 26,	March 27,
	2011	2010

Revenue	$330,872	$284,897
Cost of products sold	193,075	166,327
Restructuring and related costs	—	981

Gross profit	137,797	117,589
Gross margin	41.6%	41.3%

Selling, general and administrative expenses	88,342	78,540
Restructuring and related costs	—	517

Operating expenses	88,342	79,057

Operating profit	49,455	38,532
Operating margin	14.9%	13.5%

Interest expense, net	226	89
Other income, net	(580)	(230)

	(354)	(141)

Earnings before income taxes	49,809	38,673

Income taxes	13,946	11,214

Net earnings	$35,863	$27,459

Diluted earnings per share	$0.72	$0.54

CONSOLIDATED CONDENSED BALANCE SHEETS
(Unaudited)
($000s)

	March 26,	March 27,
	2011	2010
ASSETS:
Cash & cash equivalents	$91,551	$84,944
Receivables	251,929	207,735
Inventories	249,988	171,833
Other current assets	27,149	21,925

Total current assets	620,617	486,437
Property, plant & equipment, net	75,444	72,184
Other assets	133,211	128,191

Total Assets	$829,272	$686,812

LIABILITIES & EQUITY:
Current maturities on long-term debt	$536	$496
Revolving credit agreement	30,000	—
Accounts payable and other accrued liabilities	140,028	110,383

Total current liabilities	170,564	110,879
Long-term debt	—	496
Other non-current liabilities	73,001	93,585
Stockholders’ equity	585,707	481,852

Total Liabilities & Equity	$829,272	$686,812

WOLVERINE WORLD WIDE, INC.
REVENUE BY OPERATING GROUP
(Unaudited)
($000s)

	1st Quarter Ended
	March 26, 2011		March 27, 2010		Change
	Revenue	% of Total	Revenue	% of Total	$	%

Outdoor Group	$138,069	41.7%	$113,516	39.8%	$24,553	21.6%
Heritage Group	111,097	33.6%	93,872	32.9%	17,225	18.3%
Lifestyle Group	52,013	15.7%	51,430	18.1%	583	1.1%
Other	3,137	1.0%	2,820	1.0%	317	11.2%

Total branded footwear, apparel and licensing revenue	304,316	92.0%	261,638	91.8%	42,678	16.3%
Other business units	26,556	8.0%	23,259	8.2%	3,297	14.2%

Total Revenue	$330,872	100.0%	$284,897	100.0%	$45,975	16.1%

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
($000s)

	1st Quarter Ended
	March 26,	March 27,
	2011	2010
OPERATING ACTIVITIES:
Net earnings	$35,863	$27,459
Adjustments necessary to reconcile net earnings to net cash used in operating activities:
Depreciation and amortization	3,793	3,861
Deferred income taxes	132	157
Stock-based compensation expense	1,965	2,100
Pension expense	4,039	3,758
Pension contribution	(31,800)	(10,400)
Restructuring and other transition costs	—	1,498
Cash payments related to restructuring	(275)	(3,813)
Other	(1,567)	3,697
Changes in operating assets and liabilities	(94,905)	(71,847)

Net cash used in operating activities	(82,755)	(43,530)

INVESTING ACTIVITIES:
Additions to property, plant and equipment	(4,345)	(2,168)
Other	(640)	(509)

Net cash used in investing activities	(4,985)	(2,677)

FINANCING ACTIVITIES:
Net borrowings under revolver	30,000	—
Cash dividends paid	(5,331)	(5,416)
Purchase of common stock for treasury	(5,063)	(24,600)
Surrender of common stock for income tax purposes	(1,555)	(838)
Other	8,201	5,350

Net cash provided by (used in) financing activities	26,252	(25,504)

Effect of foreign exchange rate changes	2,639	(3,784)

Decrease in cash and cash equivalents	(58,849)	(75,495)

Cash and cash equivalents at beginning of year	150,400	160,439

Cash and cash equivalents at end of year	$91,551	$84,944

As required by the Securities and Exchange Commission Regulation G, the following tables contain information regarding the non-GAAP adjustments used by the Company in the presentation of its financial results:
WOLVERINE WORLD WIDE, INC.
RECONCILIATION OF REPORTED FINANCIAL RESULTS TO ADJUSTED FINANCIAL
RESULTS, EXCLUDING RESTRUCTURING AND RELATED COSTS*
(Unaudited)
($000s, except per share data)

	As Reported		As Adjusted
	1st Quarter Ended	Restructuring and	1st Quarter Ended
	March 27, 2010	Related Costs (a)	March 27, 2010

Gross profit	$117,589	$981	$118,570
Gross margin	41.3%		41.6%

Operating expenses	$79,057	$(517)	$78,540
% of revenue	27.7%		27.6%

Diluted earnings per share	$0.54	$0.02	$0.56

	As Reported		As Adjusted
	Fiscal Year Ended	Restructuring and	Fiscal Year Ended
	January 1, 2011	Related Costs (a)	January 1, 2011

Diluted earnings per share	$2.11	$0.06	$2.17

(a)
These adjustments present the Company’s results of operations on a continuing basis without the effects of fluctuations in restructuring and related costs. The adjusted financial results are used by management to, and allow investors to, evaluate the operating performance of the Company on a comparable basis.

*
To supplement the consolidated financial statements presented in accordance with Generally Accepted Accounting Principles (“GAAP”), the Company describes what certain financial measures would have been in the absence of restructuring and related costs. The Company believes these non-GAAP measures provide useful information to both management and investors to increase comparability to the prior period by adjusting for certain items that may not be indicative of core operating measures. Management does not, nor should investors, consider such non-GAAP financial measures in isolation from, or as a substitution for, financial information prepared in accordance with GAAP. A reconciliation of all non-GAAP measures included in this press release, to the most directly comparable GAAP measures, are found in the financial tables above.

In January of 2011, the company announced a realignment that resulted in three stand-alone operating groups for its branded operations: the Outdoor Group, consisting of Merrell, Chaco and Patagonia Footwear; the Heritage Group, consisting of Wolverine, Bates, HyTest, Caterpillar Footwear and Harley-Davidson Footwear; and the Lifestyle Group, consisting of Hush Puppies, Sebago and Cushe.
WOLVERINE WORLD WIDE, INC.
2010 REVENUE BY OPERATING GROUP
(Unaudited)
($000s)

	1st Quarter Ended		2nd Quarter Ended
	March 27, 2010		June 19, 2010
	Revenue	% of Total	Revenue	% of Total

Outdoor Group	$113,516	39.8%	$97,857	37.9%
Heritage Group	93,872	32.9%	89,443	34.6%
Lifestyle Group	51,430	18.1%	35,327	13.7%
Other	2,820	1.0%	2,520	1.0%

Total branded footwear, apparel and licensing revenue	261,638	91.8%	225,147	87.2%
Other business units	23,259	8.2%	33,052	12.8%

Total Revenue	$284,897	100.0%	$258,199	100.0%

	3rd Quarter Ended		4th Quarter Ended
	September 11, 2010		January 1, 2011
	Revenue	% of Total	Revenue	% of Total

Outdoor Group	$121,293	37.9%	$134,947	35.1%
Heritage Group	119,850	37.4%	151,399	39.3%
Lifestyle Group	45,606	14.2%	50,531	13.1%
Other	3,154	1.0%	4,079	1.1%

Total branded footwear, apparel and licensing revenue	289,903	90.5%	340,956	88.6%
Other business units	30,493	9.5%	44,069	11.4%

Total Revenue	$320,396	100.0%	$385,025	100.0%

	Fiscal Year Ended
	January 1, 2011
	Revenue	% of Total

Outdoor Group	$467,613	37.5%
Heritage Group	454,564	36.4%
Lifestyle Group	182,894	14.6%
Other	12,573	1.0%

Total branded footwear, apparel and licensing revenue	1,117,644	89.5%
Other business units	130,873	10.5%

Total Revenue	$1,248,517	100.0%